                                                                Exhibit 10.06

                                SERVICE AGREEMENT
                  (amended and restated as of August 19, 1996)


                  AGREEMENT, made and entered into this 19th day of August, 1996 by and between Mid Ocean Reinsurance Company Ltd., a Bermuda corporation (the "COMPANY"), Mid Ocean Limited, a Cayman Islands corporation (the "PARENT") and Robert J. Newhouse, Jr. (the "EXECUTIVE").

                  WHEREAS, on November 1, 1992, the Company and Executive entered into a Service Agreement (the "1992 AGREEMENT") pursuant to which the Company agreed to have the Executive serve, and the Executive agreed to serve, as Chairman of its Board of Directors (the "BOARD") and a member of its Executive Committee, subject to the terms and condition of the 1992 Agreement; and

                  WHEREAS, on June 23, 1993, the Company, Parent and Executive agreed to amend the 1992 Agreement (as amended, the "PRIOR AGREEMENT") to provide, among other things, that Executive would serve as Chairman of the Parent's Board of Directors (the "PARENT BOARD"), subject to the terms and conditions of the Prior Agreement;

                  WHEREAS, the Company, Parent and Executive desire to amend and restate the Prior Agreement as set forth herein;

                  WHEREAS, the Executive wishes to continue to serve as Chairman of the Board and the Parent Board and a member of the Executive Committees of the Board and the Parent Board under the terms and conditions of this Agreement;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company, the Executive and the Parent (the "PARTIES") agree as follows:

                  1.       TERM OF SERVICE.

                  The term of service under this Agreement shall commence on August 19, 1996 (the "DATE OF THE AGREEMENT") and shall continue through the close of business on the third anniversary of the Date of the Agreement, subject to earlier termination as provided in Section 8, below. Thereafter such term shall automatically be renewed for successive one-year periods unless the Company and Parent give notice in writing to the Executive or the Executive gives notice in writing to the Company and Parent at least six months prior to the then scheduled expiration date that the term is not to so renew.

                  2.       POSITIONS, DUTIES AND RESPONSIBILITIES.

                  (a) GENERAL. It is the intention of the Parties that the Executive shall serve throughout his term of service hereunder as Chairman of the Board and a member of the Executive Committee of the Board with the duties, responsibilities and authorities normally associated with those positions. It is understood that the Executive will not become a resident of Bermuda. The amount of time the Executive will spend in Bermuda and Europe shall be in the discretion of the Executive, except for the amount of time necessary for him to attend meetings of the Board and of committees of the Board of which he is a member. The Executive's services under this Agreement shall be performed outside the United States.

                  (b) ADDITIONAL DUTIES. In addition to the positions, duties and responsibilities of the Executive with respect to his positions at the Company as set forth in the preceding paragraph (a), the Executive shall also serve throughout his term of service hereunder as Chairman of the Parent Board and a member of the Executive Committee of the Parent Board, with the duties, responsibilities and authorities normally associated with those positions. It is understood that the Executive will not become a resident of the Cayman Islands.

                  (c) PERMITTED ACTIVITIES. Anything herein to the contrary notwithstanding, nothing shall preclude the Executive from (i) serving on the boards of directors of a reasonable number of other corporations or the boards of a reasonable number of trade associations and/or charitable organizations,
(ii) engaging in charitable, community and other business affairs and (iii) managing his personal investments and affairs, provided such activities do not materially interfere with the proper performance of his duties and responsibilities as the Company's Chairman of the Board and the Parent's Chairman of the Board.

                  3.       BASE FEE.

                  The Executive shall be paid a Base Fee by the Company at an annual rate of US $325,000, payable in accordance with the Company's regular pay practices. Such Base Fee shall be subject to review for increase at the discretion of the Executive Committee of the Parent Board.

                  4.       ANNUAL BONUS.

                  In addition to the Base Fee provided for in Section 3, above, the Executive may be awarded such annual bonuses as may be determined by the Executive Committee of the Parent Board, based on whatever incentive programs have been adopted by the Company or Parent for senior executives of the Company or Parent, as well as the performance of the Executive and the performance of the Company or Parent. Any bonus shall be paid in cash in a lump sum promptly following determination thereof.

                  5.       SHARE PURCHASE OPTION.

                  Concurrently with the execution of the 1992 Agreement, the Company and the Executive entered into a Share Purchase Option in the form attached thereto as Exhibit A (the "OPTION"), granting to the Executive the right to purchase those shares of Outstanding Stock (as defined in such Exhibit
A) as described herein.

                  6.       EMPLOYEE BENEFIT PROGRAMS.

                  During the term of the Executive's service under this Agreement, the Executive shall be entitled to participate in all employee benefit programs of the Company or Parent as are in effect from time to time and in which senior executives of the Company or Parent are eligible to participate except that he shall not be entitled to participate in any pension plan. To the extent the Executive is not eligible to participate in any such program (other than the pension plan) he shall be provided with the after-tax economic equivalent of the benefits provided under the program in which he is unable to participate. In addition, if necessary, the Executive shall be provided interim coverage until such time as the Company or Parent has adopted a program of employee benefit coverages. Coverage may, in the discretion of the Company or Parent, be provided through purchase of separate insurance contracts, through self-insurance or, to the extent the Executive is permitted to continue to maintain on a contributory basis the benefits he presently receives from Marsh & McLennan Companies, Inc., by reimbursing the Executive for the cost thereof on a basis that keeps the Executive whole after taxes.

                  7. BUSINESS EXPENSE REIMBURSEMENT AND FRINGE BENEFITS.

                  (a) EXPENSE REIMBURSEMENT. During the term of the Executive's service under this Agreement, the Executive shall be entitled to receive reimbursement by the Company or Parent for all reasonable out-of-pocket travel expenses, entertainment expenses and other expenses incurred by him in performing services under this Agreement, provided that the Executive submits reasonable documentation with respect to such expenses. This shall include, without limitation, reimbursements of any such costs for air fare (which the Executive shall be entitled to on a first-class basis), hotel accommodations and meals.

                  (b) FRINGE BENEFITS. During the term of the Executive's service under this Agreement, the Executive shall be entitled to participate in any of the Company's or Parent's executive fringe benefits in accordance with the terms and conditions of such arrangements as are in effect from time to time for the Company's or Parent's senior executives. In all events, the Executive shall be entitled during the term of his service to the following:

                  (i) reimbursement of the cost (including initiation fees and annual dues) of membership in one club in Bermuda,

                  (ii) air fare for up to 12 round-trip first-class non-business trips per year by the Executive or members of his family between New York, New York,

                           Newark, New Jersey or Nantucket, Massachusetts and Bermuda and for up to four round-trip first-class non-business trips by the Executive or his wife between New York, Newark, Nantucket, or Bermuda and London, England (the benefit under this Section 7(b)(ii) being in addition to any reimbursement of airfare described in Section 7 (a)), above, and

                  (iii) reimbursement by the Company for the reasonable cost of financial and tax planning, such reimbursement not to exceed US $10,000 per year.

                  8. TERMINATION OF SERVICE.

                  (a) TERMINATION DUE TO DEATH. In the event the Executive dies during the term of his service under this Agreement, the Executive's spouse, if she survives him, shall be entitled to receive the Executive Base Fee as provided in Section 3, above, at the rate in effect immediately prior to termination, through the end of the month in which the Executive dies and thereafter shall be entitled to receive payments at the rate US $162,500 per year or, if greater, one half the Base Fee at the rate in effect at the time of his death) for a period of three years from the date of his death. In the event the Executive's spouse dies during such three-year period, such payments shall thereafter be made to the beneficiary designated by the Executive or, in the absence of such designation, to the estate or other legal representative of the Executive. In the event that the Executive's spouse does not survive him, the estate or other legal representative of the Executive shall be entitled to receive the Base Fee as provided in Section 3, above, at the rate in effect at the time of his death, through the end of month in which the Executive dies. In addition to the above, the estate or other legal representative of the Executive shall be entitled to:

                  (i) any annual bonus awarded but not yet paid under Section 4, above,

                  (ii) a pro rata bonus for the year of death, if the Executive Committee of the Board so determines,

                  (iii) the rights under the Option as provided in Section 5, above, in accordance with the terms thereof except to the extent the Option has been transferred, and

         (iv) any other rights and benefits available to him under employee benefit programs of the Company and Parent, or their equivalent, as provided in Section 6, above, and under business expense reimbursement and fringe benefit programs as described in Section 7, above, determined in accordance with the applicable terms and provisions of such programs.

                  (b) TERMINATION DUE TO DISABILITY. In the event the Executive's service with the Company or Parent is terminated due to his disability, as determined under the Company's or Parent's long-term disability plan, the Executive shall be entitled to:

                  (i) the Base Fee as provided in Section 3, above, through the end of the month in which the Executive's service terminates due to disability,

                  (ii) any annual bonus awarded but not yet paid under Section 4, above,

                  (iii) the rights under the Option as provided in Section 5, above, in accordance with the terms thereof except to the extent the Option has been transferred, and

                  (iv) any other rights and benefits available to him under employee benefit programs of the Company and Parent, or their equivalent, as provided in Section 6, above, including, without limitation, the terms of any Long Term Disability Plan, and under the business expense reimbursement and fringe benefit programs as described in Section 7, above, determined in accordance with the applicable terms and provisions of such programs.

                  (c) TERMINATION FOR CAUSE.

                  (i) The service of the Executive under this Agreement may be terminated by the Parent or the Company for Cause. For this purpose, "CAUSE" shall mean:

                           (A) conviction of the Executive of a felony involving moral turpitude, or

                           (B) the Executive, in carrying out his duties for the Company or Parent under this Agreement, has been guilty of (I) gross neglect or (II) gross misconduct; provided, however, that any act, or failure to act, by the Executive shall not constitute Cause for purposes of this Section 8(c)(i)(B) if such act, or failure to act, was committed, or omitted, by the Executive in good faith and in a manner he reasonably believed to be in the best interests of the Company or Parent.

                  (ii) In the event of a termination for Cause under Section 8(c)(i), above, the Executive shall be entitled only to:

                  (A) the Base Fee as provided in Section 3, above, at the rate in effect at the time of his termination of service for Cause, through the date on which termination for Cause occurs,

                  (B) the rights, if any, under the Option as provided in
         Section 5, above, determined in accordance with the terms thereof except to the extent the Option has been transferred, and

                  (C) other rights and benefits, if any, available to him under employee benefit programs of the Company and Parent, or their equivalent, as provided in Section 6, above, and under business expense reimbursement and fringe benefit programs as described in Section 7, above, determined in accordance with the applicable terms and provisions of such programs.

         (d)      TERMINATION WITHOUT CAUSE.

                  (i) Anything in this Agreement to the contrary notwithstanding, the Executive's service may be terminated without Cause as provided in this Section 8(d). A termination due to disability, as described in
Section 8(b), above, or a termination for Cause, as described in Section 8(c), above, shall not be deemed a termination without Cause under this Section 8(d).

                  (ii) In the event the Executive's service is terminated without Cause (x) prior to a "CHANGE IN CONTROL" of Parent (as defined in Exhibit A hereto) or (y) following the first anniversary of a Change in Control, the Executive shall be entitled to:

                                    (A) the Base Fee as provided in Section 3,
                  above, at the rate in effect in accordance with Section 3, above, immediately prior to such termination, payable in equal monthly installments for a period of 24 months following the date of such termination,

                                    (B) any annual bonus awarded but not yet
                  paid under Section 4, above,

                                    (C) the rights under the Option as provided
                  in Section 5, above, in accordance with the terms thereof except to the extent the Option has been transferred,

                                    (D) continued coverage under the employee
                  benefit programs of the Company and Parent, or their equivalent, as provided in Section 6, above, in which the Executive was participating at the time of his termination of service for the period of Base Fee continuation; provided, however, that any such continued coverage shall be offset by comparable coverage provided to the Executive in connection with subsequent employment or other service and, to the extent the Company or

                  Parent is unable to continue such coverage, the Company shall provide the Executive with economically equivalent benefits determined on an after-tax basis, and

                                    (E) other rights and benefits available to
                  him under employee benefit programs of the Company and Parent, or their equivalent, as provided in Section 6, above, and under business expense reimbursement and fringe benefit programs as described in Section 7, above, determined in accordance with the applicable terms and provisions of such programs.

                   (iii) In the event the Executive's service is terminated by the Company or Parent without Cause within the 12 month period following a Change of Control (the "POST-CHANGE PERIOD") or the Executive terminates his employment for "GOOD REASON" (as defined in Exhibit B hereto) during the Post-Change Period, the Executive shall be entitled to:

                  (A) the Base Fee as provided in Section 3, above, at the rate in effect in accordance with Section 3, above, immediately prior to such termination, payable in equal monthly installments for a period of 24 months following the date of such termination,

                  (B) an amount equal to two times the largest annual bonus awarded to the Executive in the three year period prior to the year in which a Change in Control occurs, paid in equal monthly installments for the period of Base Fee continuation,

                  (C) an amount equal to the annual bonus that would have been awarded to Executive in respect of the year in which the Change in Control occurs, multiplied by a fraction, the numerator of which is the number of months or fraction thereof in which the Executive was employed by the Company and Parent in such year, and the denominator of which is 12,

                  (D) the rights under the Option as provided in Section 5, above, in accordance with the terms thereof except to the extent the Option has been transferred,

                  (E) continued coverage under the employee benefit programs of the Company and Parent, or their equivalent, as provided in Section 6, above, in which the Executive was participating at the time of his termination of service for the period of Base Fee continuation; provided, however, that any such continued coverage shall be offset by comparable coverage provided to the Executive in connection with subsequent employment or other service and, to the extent the Company or Parent is unable to continue such coverage, the Company or Parent shall provide the Executive with economically equivalent benefits determined on an after-tax basis, and

                  (F) other rights and benefits available to him under employee benefit programs of the Company or Parent, or their equivalent, as provided in Section 6, above, and under business expense reimbursement and fringe benefit programs as described in Section 7, above, determined in accordance with the applicable terms and provisions of such programs.

                  (iv) If, at any time during the term of the Executive's service hereunder, the Executive fails to be elected (or re-elected, as appropriate) as Chairman of the Board and the Parent Board, or is otherwise removed from the Board and the Parent Board involuntarily, or fails to be appointed (or reappointed, as appropriate) to the Executive Committee of the Board and the Parent Board, the Executive shall have the right to terminate his service, and, if prior to a Change in Control, such termination shall be deemed a termination by the Company and Parent without Cause under Section 8(d)(ii), above, or, if following a Change in Control, such termination shall be deemed a termination without Cause under Section 8(d)(iii), above, provided the Executive, in either case, shall have given the Company and Parent written notice of his decision and shall not within 10 business days thereafter have been reinstated to the relevant positions.

                  (e) VOLUNTARY TERMINATION BY THE EXECUTIVE. The Executive may voluntarily terminate his service prior to the expiration of the term of his service under this Agreement. Such termination shall constitute a voluntary termination and, except as provided in Section 8(d)(iii), in such event the Executive shall be limited to the same rights and benefits as applicable to a termination by the Company for Cause as provided in Section 8(c), above. A voluntary termination under this Section 8(f) shall not be deemed a breach of this Agreement. A termination of the Executive's service due to disability as described in Section 8(b), above, a termination by the Executive which the Executive is entitled to treat as a termination by the Company pursuant to
Section 8(d) or 8(e), above, or a termination by the Executive under

Section 8(d)(iii), above, shall not be deemed a voluntary termination within the meaning of this Section 8(f).

                  9.  NO MITIGATION; NO OFFSET.

                  In the event of any termination of service under Section 8, above, the Executive shall be under no obligation to seek other employment, and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

                  10.      NONCOMPETITION AND NONSOLICITATION.

                  (a) NONCOMPETITION. During the term of his service and, except in the case of a termination of the term of his service pursuant to Section 8(d) or (e), above, for a period of 12 months thereafter, the Executive shall not, directly or indirectly, whether as an employee, consultant, partner, principal, agent, distributor, representative or stockholder (except as a less than one percent stockholder of a publicly traded company or a less than five percent stockholder of a privately held company), engage in any activities within the United States or Bermuda if such activities involve insurance or reinsurance of United States based entities or exposures that are competitive with the businesses that (i) are then being conducted by the Company or Parent and (ii) during the period of the Executive's service were either being conducted by the Company or Parent or actively being developed by the Company or Parent. The Executive's service as a director of any company in the insurance, reinsurance or related businesses shall not be deemed engaging in any activity that is competitive within the meaning of the preceding sentence. For purposes of this
Section 10, the Company or Parent shall be deemed to include any entity that was affiliated with the Company or Parent during the period of the Executive's service as well as the time in question (meaning any entity 50% of the equity in which is owned by the Company or Parent during the period of the Executive's service as well as the time in question).

                  (b) NONSOLICITATION. During the term of the Executive's service under this Agreement, and for a period of 12 months following termination of service, the Executive shall not encourage any employee of the Company or Parent to leave the employ of the Company or Parent except as may be in the interests of the Company or Parent during the course of carrying out his duties under Section 2, above.

                  11.    CONFIDENTIAL INFORMATION.

                  The Executive covenants that he shall not, without the prior written consent of the Board or Parent Board or a person authorized by the Board or Parent Board, disclose to any person, other than an employee of the Company or Parent or other person to whom disclosure is necessary to the performance by the Executive of his duties in the service of the Company or Parent, any confidential proprietary information about the Company or Parent or their business, unless and until such information has become known to the public generally (other than as a result of unauthorized disclosure by the Executive) or unless he is required to disclose such information by a court or by a governmental body with apparent authority to require such disclosure. The foregoing covenant by the Executive shall be without limitation as to time and geographic application.

                  12.    WITHHOLDING.

                  Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company or Parent hereunder to the Executive shall be subject to withholding of such amounts relating to taxes as either the Company or Parent may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, either the Company or Parent may, in its sole discretion, accept other provision for payment of taxes as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

                  13.      PARENT SERVICES.

                  (a) LIABILITY. The Parent, hereby agrees to be jointly and severally liable together with the Company, for the payment to the Executive of his Base Fee, bonus, business expense reimbursement and termination of employment provisions of this Agreement.

                  (b) RESPONSIBILITY. All of the other terms and provisions of this Agreement relating to the Executive's employment by the Company shall likewise apply mutatis mutandis to the Executive's employment by the Parent including, without limitation, Sections 1, 6, 7, 8, 9, 10, 11, 12, 17 and 18, being understood that if the Executive terminates his service under the Service Agreement he shall be required to do so with respect to both the Company and the Parent and that a termination of the Executive's services by the Company or the Parent shall be deemed a termination by both.

                  14.    ENTIRE AGREEMENT.

                  This Agreement, together with the Exhibits, contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Company, Parent and the Executive with respect thereto.

                  15.      ASSIGNABILITY; BINDING NATURE.

                  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs and assigns. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits hereunder, which may be transferred by will or operation of law subject to the limitations of this Agreement. The Parties recognize that the Executive also may transfer his rights under the Option as therein provided. No rights or obligations of the Company or Parent under this Agreement may be assigned or transferred by the Company or Parent except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company or Parent is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company or Parent, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company or Parent and such assignee or transferee assumes the liabilities, obligations and duties of the Company or Parent, as contained in this Agreement, either contractually or as a matter of law.

                  16.      INDEMNIFICATION.

                  The Executive shall be provided indemnification by each of Parent and the Company to maximum extent permitted under the laws of their respective jurisdictions of incorporation and their respective charter documents. In addition, he shall be covered by a directors' and officers' liability policy with coverage for him to the extent of US $50,000,000.

                  17.      EXCISE TAX ADJUSTMENT PAYMENTS.

                  (a) PAYMENTS. In the event that it is determined that any payment or distribution by the Company or Parent to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, other than any payment pursuant to this Section 17(a), (a "PAYMENT"), would be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended (the "CODE") or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "EXCISE TAX"), then Executive shall be entitled to receive from the Company or Parent, within 15 days following the determination described in Section 17(b), below, an additional payment ("EXCISE TAX ADJUSTMENT PAYMENT") in an amount such that after payment by Executive of all applicable Federal, state and local taxes (computed at the maximum marginal rates and including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Excise Tax Adjustment Payment, Executive retains an amount of the Excise Tax Adjustment Payment equal to the Excise Tax imposed upon the Payments.

                  (b) DETERMINATIONS. All determinations required to be made under this Section 17, including whether an Excise Tax Adjustment Payment is required and the amount of such Excise Tax Adjustment Payment, shall be made by KPMG Peat Marwick LLP, or such other national accounting firm as the Company or Parent may designate prior to a Change of Control, which shall provide detailed supporting calculations to the Company and the Executive within 15 business days of the date of termination of Executive's employment. Except as hereinafter provided, any determination by KPMG Peat Marwick LLP, or such other national accounting firm as the Company or Parent may designate prior to a Change of Control, shall be binding upon the Company, Parent and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination hereunder, it is possible that
(x) certain Excise Tax Adjustment Payments will not have been made by the Company or Parent which should have been made (an "UNDERPAYMENT"), or (y) certain Excise Tax Adjustment Payments will have been made which should not have been made (an "OVERPAYMENT"), consistent with the calculations required to be made hereunder. In the event of an Underpayment, such Underpayment shall be promptly paid by the Company or Parent to or for the benefit of the Executive. In the event that the Executive discovers that an Overpayment shall have occurred, the amount thereof shall be promptly repaid to the Company or Parent.

                  18.    SETTLEMENT OF DISPUTES.

                  Any dispute between the Parties arising from or relating to the terms of this Agreement or the Executive's service with the Company or Parent shall be resolved by arbitration held in New York City in accordance with the rules of the American Arbitration Association. All costs associated with any arbitration, including all legal expenses, for both Parties shall be borne by the Company and Parent.

                  19.    AMENDMENT OR WAIVER.

                  No provision in this Agreement may be amended unless such amendment is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company and Parent. No waiver by any Party of any breach by an other Party of any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or duly authorized officer of the Company and Parent, as the case may be.

                  20.      NOTICES.

                  Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by courier, or by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently by similar process give notice of:

If to the Company:                  Mid Ocean Reinsurance Company Ltd.
                                    Richmond House
                                    12 Par-la-Ville Road
                                    2 Church Street
                                    Hamilton HM EX
                                    Bermuda


If to the Parent:                   Mid Ocean Limited
                                    Richmond House
                                    12 Par-la-Ville Road
                                    Hamilton HM EX
                                    Bermuda


If to the Executive:                Robert J. Newhouse, Jr.
                                    15 Chestnut Place
                                    Short Hills, New Jersey 07078

                  21.    SEVERABILITY.


                  In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

                  22.    SURVIVORSHIP.

                  The respective rights and obligations of the Parties shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

                  23.    REFERENCES.

                  In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his estate or other legal representative.

                  24.    GOVERNING LAW.

                  This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without reference to the principles of conflict of law.

                  25.    HEADINGS.

                  The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

                   26.     COUNTERPARTS.

                  This Agreement may be executed in one or more counterparts.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                    Mid Ocean Reinsurance Company Ltd.



                                    By: /s/ Michael A. Butt
                                       -------------------------------


                                    MID OCEAN LIMITED



                                    By:  /s/ Robert J. Newhouse, Jr.
                                       --------------------------------

                                       --------------------------------
                                       Robert J. Newhouse, Jr.

                                                                       EXHIBIT A


                                CHANGE IN CONTROL



A "Change in Control" shall be deemed to have occurred if:

(i) on or after the date hereof, any person (which, for all purposes hereof, shall include, without limitation, an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a trustee, executor, administrator or other legal representative), or any group (within the meaning of Section 13(d)(3) of the United States Securities Exchange Act of 1934, as amended), becomes the beneficial owner, directly or indirectly, of securities of the Parent representing, or acquires the right to control or direct, or to acquire through the conversion or exchange of securities or the exercise of warrants or other rights to acquire securities ("Beneficial Owner"), 20% or more of the combined voting power of the Parent's then outstanding securities ("Significant Owner") (excluding any person who or group which, together with all affiliates and associates of such person or group, would on the date of this Agreement but for this clause be a Significant Owner as long as such person or group does not subsequently become the Beneficial Owner of any additional securities of the Parent in any manner other than a change in the aggregate number of the outstanding securities of the Parent, and other than pursuant to any purchase or acquisition permitted by the first full paragraph of the second page of that Standstill Agreement dated June 2, 1995 between Parent and EXEL Limited) and, for the purposes hereof, "voting power" means the right to vote for the election of directors; or

(ii) at any time subsequent to the execution of this contract there shall be elected or appointed to the Parent Board any director or directors whose appointment or election by the Parent's shareholders was not approved by a vote of at least a majority of the directors then still in office who were either directors at the date hereof or whose election or appointment or nomination for election was previously so approved.

The determination to be made pursuant to clause (i) above shall be made on the basis that (x) all securities beneficially owned by the person or group or over which control or direction is exercised by the person or group which are convertible or exchangeable into securities carrying voting rights have been converted or exchanged and all options, warrants, exchange rights or other rights which may be exercised to acquire securities beneficially owned by the person or group or over which control or direction is exercised by the person or group have been exercised, and (y) no such convertible or exchangeable securities have been converted or exchanged by any other person and no such options, warrants, exchange rights or other rights have been exercised by any other person.

                                                                       EXHIBIT B


                                   GOOD REASON




                  For purposes of this Agreement, "Good Reason" shall mean any of the following (without Executive's express prior written consent):

         (i)      (A)      The assignment to Executive of duties materially
                           inconsistent with Executive's position (including duties, responsibilities, status, titles or offices as set forth in Section 2 hereof); (B) any elimination or reduction of Executive's duties or responsibilities; or (C) any removal of Executive from or any failure to elect or reelect Executive to the positions of Chairman of the Company's and Parent's Boards of Directors, except in connection with the termination of Executive's employment for Cause, disability or as a result of Executive's death or by Executive other than for Good Reason;



         (ii) The (A) reduction in Executive's Base Fee from the level in effect immediately prior to, or (B) payment of an annual bonus in an amount less than the most recent annual bonus paid prior to the Change in Control;



         (iii) The failure by the Company or Parent to obtain the specific assumption of this Agreement by any successor or assign of Parent or the Company or any person acquiring substantially all of the Company's or Parent's assets;



         (iv) Any material breach by the Company or Parent of any provision of this Agreement or any agreements entered into pursuant thereto;



         (v) Requiring Executive to be based at any office or location other than those described in Section 2(a) hereof, except for travel reasonably required in the performance of the Executive's responsibilities; or



         (vi) During the twelve month period following a Change in Control, (A) the failure to continue in effect any compensation plan in which Executive participates at the time of the Change in Control unless an equitable arrangement (embodied in an ongoing substitute or alternative plan providing Executive with substantially similar benefits) has been made with respect to such plan in connection with the Change in Control, or the failure to continue Executive's participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of his participation relative to other participants, as existed at the time of the Change in Control; or (B) the failure to continue to provide Executive with benefits at least as favorable in the aggregate as those enjoyed by him under any of the Company's or Parent's pension, life insurance, medical, health and accident, disability, deferred compensation or savings plans in which he was participating at the time of the Change of Control, the taking of any action which would directly or indirectly materially reduce any of such benefits or deprive Executive of any fringe benefit enjoyed by him at the time of the Change of Control, or the failure to provide him with the number of paid vacation days to which he was entitled on the basis of the Company's practice with respect to him as in effect at the time of the Change of Control.